UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2013

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32750		20-8901733
(Commission File Number)		(IRS Employer Identification No.)

8383 Wilshire Boulevard, Suite 800, Beverly Hills, California		90211
(Address of Principal Executive Offices)		(Zip Code)

(323) 658-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 1, 2013, Spark Networks, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with William Blair & Company, L.L.C. and Stifel, Nicolaus & Company, Incorporated, as representatives of the several Underwriters named in Schedule I thereto (collectively, the “Underwriters”), and the selling stockholders named in Schedule II thereto (collectively, the “Selling Stockholders”), relating to the public offering by the Company of 2,140,000 shares of its common stock, par value $0.001 per share (“Common Stock”), and by the Selling Stockholders of 3,570,000 shares of Common Stock at a public offering price of $6.25 per share. The Underwriters have a 30-day option to purchase from the Selling Stockholders an additional 856,500 shares of Common Stock to cover over-allotments, if any, at the public offering price per share, less the underwriting discounts and commissions.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and the Selling Stockholders. It also provides for customary conditions to closing, indemnification by each of the Company, the Selling Stockholders and the Underwriters against certain liabilities, including for liabilities under the Securities Act of 1933, and customary contribution provisions in respect of those liabilities. The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

The Company expects to receive approximately $12.4 million in net proceeds from the sale of the shares of Common Stock, after payment of its estimated expenses related to the offering and underwriting discounts and commissions. The Company will not receive any proceeds from the sale of shares by the Selling Stockholders. The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-187141) originally filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2013 and declared effective on April 23, 2013, and the related prospectus supplement and accompanying prospectus. The offering is expected to close on or about May 7, 2013, subject to customary closing conditions.

Forward-Looking Statements

This report contains forward-looking statements that are subject to a number of risks and uncertainties, including statements relating to the Company’s expectations with respect to the completion, timing and size of this offering. Additional risks and uncertainties relating to this offering, the Company and its business can be found under the heading “Risk Factors” in the Company’s prospectus supplement and prospectus filed with the SEC on May 2, 2013, and in the Company’s other filings with the SEC. Except as required by law, the Company does not undertake any obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement, dated as of May 1, 2013, by and among the Company, William Blair & Company, L.L.C. and Stifel, Nicolaus & Company, Incorporated, as representatives of the several Underwriters named in Schedule 1 thereto, and the selling stockholders named in Schedule II thereto.

5.1	Opinion of K&L Gates LLP

23.1	Consent of K&L Gates LLP (contained in exhibit 5.1)

99.1	Press release dated May 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Date: May 2, 2013

	By:	/s/ Joshua Kreinberg
	Name:	Joshua Kreinberg
	Title:	General Counsel

EXHIBIT INDEX

1.1	Underwriting Agreement, dated as of May 1, 2013, by and among the Company, William Blair & Company, L.L.C. and Stifel, Nicolaus & Company, Incorporated, as representatives of the several Underwriters named in Schedule 1 thereto, and the selling stockholders named in Schedule II thereto.

5.1	Opinion of K&L Gates LLP

23.1	Consent of K&L Gates LLP (contained in exhibit 5.1)

99.1	Press release dated May 2, 2013